Exhibit 5.1

May 23, 2014

Board of Directors
Highlands Bankshares, Inc.
340 West Main Street
Abingdon, Virginia 24210

Re:           Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Highlands Bankshares, a Virginia corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement includes a prospectus (the “Prospectus”) to be furnished to shareholders of the Company in connection with the distribution by the Company to its shareholders of non-transferable subscription rights (the “Rights”) entitling the holders thereof to purchase shares of common stock, par value $0.625 per share (the “Common Stock”) of the Company (the “Rights Offering”).  Pursuant to the Rights Offering, up to 1,064,652 shares of Common Stock may be issued and sold by the Company upon exercise of the Rights (the “Shares”).  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In our capacity as your counsel in connection with the Rights Offering and as a basis for the opinions hereinafter expressed, we have examined (i) the Registration Statement, (ii) certificates of public officials and of representatives of the Company and (iii) such corporate proceedings, records and documents as considered necessary for the purposes of this opinion.  We have assumed that (i) the signatures on all documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, (iii) all documents submitted to us as certified or photostatic copies conform to the originals thereof, (iv) the Registration Statement and any amendments thereto will have become effective (and will remain effective at the time of the offer, issuance and sale of the securities thereunder) and (v) the Prospectus and any prospectus supplement describing such securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission.

On the basis of the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.
the Rights have been duly authorized and, when issued, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent or voluntary conveyance or similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including

May 23, 2014

2.	the availability of equitable remedies, and (c) procedural requirements of law applicable to the exercise of creditors’ remedies; and

2.
the Shares have been duly authorized and, when issued and delivered in the manner described in the Registration Statement against payment therefor, will be validly issued, fully paid and non-assessable.

The opinions set forth above are limited in all respects to the application of the law of the Commonwealth of Virginia and applicable federal law, in each case as in effect on the date hereof.  Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring after such date.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ WILLIAMS MULLEN

25601697_1